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                               UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION
                          WASHINGTON, D.C. 20549

                                  FORM 8-K

                               CURRENT REPORT

                    Pursuant to Section 13 or 15(d) of
                   the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported): September 1, 1999
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                              Fonix Corporation
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             (Exact name of registrant as specified in its charter)



                                 Delaware
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         (State or other jurisdiction of incorporation or organization)


         0-23862                                   22-2994719
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  (Commission file number)             (I.R.S. Employer Identification No.)



   60 East South Temple, Suite 1225
   Salt Lake City, Utah                                      84111
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  (Address of principal executive offices)                (Zip Code)


Registrant's telephone number, including area code: (801) 328-8700



                               Not Applicable
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       (Former name or former address, if changed since last report)




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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

         On September 1, 1999, Fonix Corporation, a Delaware corporation, (the "Company" or "Fonix") closed the sale (the "Sale") of the operations and a significant portion of the assets of its HealthCare Solutions Group (the "HSG") to Lernout & Hauspie Speech Products N.V., a Belgian corporation ("L&H") with its principal place of business in Ieper, Belgium.

         The Board of Directors recommended the Sale to the officers of the Company, and the officers entered into an Asset Purchase Agreement (the "Agreement") on May 19, 1999. Pursuant to the Agreement, L&H purchased the HSG for $28,000,000 (the "Purchase Price"). Of the Purchase Price, $24,000,000 was payable in cash at the closing of the Sale. Of that amount, $5,000,000 was to be deposited into escrow for 18 months for potential indemnification of L&H by the Company against certain matters including, but not limited to, breaches of representations, warranties, covenants, and agreements made by the Company in the Agreement. In addition, $4,000,000 of the Purchase Price may be paid over two years as follows: (i) if L&H generates gross revenues of at least $9,000,000 from sales or licensing of PowerScribe (R) ("PowerScribe") branded products and services, together with products and services that include or incorporate PowerScribe technology (the "PowerScribe Products"), L&H will pay an additional $2,000,000 to the Company; and (ii) if L&H generates at least $20,000,000 of gross revenues from the sales or licensing of the PowerScribe Products during the second consecutive year it sells or licenses the PowerScribe Products, L&H will pay an additional $2,000,000 to the Company. The Purchase Price was negotiated between the Company and L&H based on a discounted earnings multiple of the three-year projected operations of the HSG.

         Subsequent to the execution of the Agreement, the Company and L&H agreed that the escrow amount would be reduced from $5,000,000 to $2,500,000.

         Background of the Sale

         L&H is a global leader in advanced speech and language solutions for vertical markets, computers, automobiles, telecommunications, embedded products, consumer goods and the Internet. L&H is attempting to make the speech user interface the keystone of simple, convenient interaction between humans and technology, and is using advanced translation technology to break down language barriers. L&H provides a wide range of offerings, including: customized solutions for corporations; core speech technologies marketed to original equipment manufacturers; end user and retail applications for continuous speech products in horizontal and vertical markets; document creation, human and machine translation services, Internet translation offerings; and linguistic tools. L&H's products and services originate in four basic areas: automatic speech recognition, text-to-speech, digital speech and music compression, and text-to-text (translation). Prior to the negotiations resulting in the Sale, the Company had no affiliation or contractual relations with L&H.

         The HSG is a leader in the application of advanced speech recognition technology to the healthcare market with its PowerScribe line of integrated

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dictation/transcription  systems.  The HSG  produces  and sells its  PowerScribe dictation system to hospitals for radiology and emergency medicine applications. The HSG also supports and services installed PowerScribe systems within the United States. PowerScribe, the winner of a 1998 Microsoft Healthcare Solution Award, cost-effectively and rapidly captures, transcribes, and manages dictated clinical information across a computer network.

         Business plan of the Company

         Following the Sale, the Company's business plan is to produce and market a suite of Fonix-branded technologies for high value end-user products and applications and to license these technologies through strategic alliances. Potential partners include Internet content and service providers, consumer electronics manufacturers and independent software vendors. These partners can incorporate the Company's technology solutions to simplify the use of their own products. Multiple hardware and software platforms can be supported via the the Company's FAASTTM application development kit for embedded systems.

         Because of the Company's focus on forming new strategic partnerships and licensing opportunities for the development of its products and applications, the Board of Directors of the Company acknowledged that the sale of the HSG would allow the Company to focus on its core competencies and to employ more efficiently its automated speech recognition, speech synthesis, and handwriting interface technologies in handheld computers, Internet applications, and embedded systems. In keeping with this focus, a portion of the Sale proceeds will be used to permit the Company to focus on licensing opportunities for its core technologies and related applications currently available and in development, including the following:

o Voice Internet/Web access and navigation to retrieve information and execute e-commerce transactions such as stock trades and quotes, news, weather, sports, travel and entertainment reservations.

o Speech and handwriting recognition technologies for embedded systems in mobile consumer electronics including personal digital assistants, smart phones, and automobile navigation systems.

o Integrated pen and voice input for the next generation of computing devices and intelligent appliances such as palmPCs, tablets, smart phones and kiosks.

o Automated dictation and transcription speech recognition for use in natural, open environments without individual training requirements to facilitate personal dictation, meeting and conference transcription, and live closed captioning.

     Use of proceeds

         The Company anticipates that it will use a majority of the proceeds from the Sale to pay its outstanding debt obligations and certain accounts payable. Specifically, the Company anticipates using approximately $7,200,000 of the proceeds to pay off certain loans made to the Company by

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L&H;  $2,500,000  into escrow  pursuant to an escrow  agreement  entered into in relation to the Sale; approximately $8,177,000 to pay outstanding notes payable and related accrued interest payable; approximately $1,440,000 to pay certain
HSG  employees  for  extraordinary   services   performed  prior  to  the  Sale;
approximately $260,000 for fees for professional services; and approximately $250,000 for state and federal income taxes arising in connection with the Sale. The Company plans to use the remaining $1,673,000 as working capital.

         Because the Sale was for cash, and because the Company did not issue any securities or receive any securities of L&H in connection with the transaction, the transaction created no material differences in the rights of the shareholders of the Company.

         Pursuant to the terms of the Agreement, the Company sought approval of the Sale from its shareholders pursuant to a proxy solicitation by consent resolution. The Company received the approval of approximately 57.36% of its shareholders prior to the closing of the Sale.

Item 7. Financial Statements and Exhibits.

         (b)      Pro Forma Financial Information.

         It is impracticable for the Company to provide the required pro forma financial information as required by Item 7(b)of Form 8-K at this time. The Company undertakes that it will file the required pro forma financial information within the time period allowed by Form 8-K.

         (c)  Exhibits.  The  following  are filed as exhibits  to this  Current
Report:

         Exhibit
           No.                Description
         ----------           ------------------------------------

          (10)(a) Asset Purchase Agreement - Acquisition of Certain Assets of Fonix Corporaion and Fonix/ASI Corporation by Lernout & Hauspie Speech Products N.V., dated as of May 19, 1999.

          (10)(b)             Escrow Agreement, dated as of September 1, 1999.

          (10)(c)             Technology Option Agreement, dated as of May 19,
                              1999.

          (10)(d) Assignment and Assumption Agreement, dated as of September 1, 1999.

          (10)(e) License Agreement by and between Fonix/ASI Corporation and Lernout & Hauspie Speech Products N.V., dated as of May 19, 1999.

          (10)(f)             Loan Agreement, dated as of April 22, 1999.


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         (10)(g)              Amendment to Loan Agreement, dated as of May 12,
                              1999.

         (10)(h)              Second Amendment to Loan Agreement, dated as of
                              May 19, 1999.

         (10)(i)              Loan Agreement, dated as of May 19, 1999.

         (10)(j)              First Amendment to Loan Agreement, dated as of
                              August 12, 1999.

         (10)(k)              Agreement, dated as of July 31, 1999.


                                  SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                       Fonix Corporation



                                       By: /s/
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                                            Douglas L. Rex,
                                            Chief Financial Officer

Date:    September 16, 1999
















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                                  EXHIBIT INDEX


         Exhibit
           No.                Description
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          (10)(a)             Asset  Purchase  Agreement - Acquisition  of
                              Certain  Assets  of  Fonix   Corporaion  and
                              Fonix/ASI  Corporation  by Lernout & Hauspie
                              Speech  Products  N.V.,  dated as of May 19,
                              1999.

          (10)(b)             Escrow Agreement, dated as of September 1, 1999.

          (10)(c)             Technology Option Agreement, dated as of May 19,
                              1999.

          (10)(d) Assignment and Assumption Agreement, dated as of September 1, 1999.

          (10)(e) License Agreement by and between Fonix/ASI Corporation and Lernout & Hauspie Speech Products N.V., dated as of May 19, 1999.

          (10)(f)             Loan Agreement, dated as of April 22, 1999.

          (10)(g)             Amendment to Loan Agreement, dated as of May 12,
                              1999.

          (10)(h)             Second Amendment to Loan Agreement, dated as of
                              May 19, 1999.

          (10)(i)             Loan Agreement, dated as of May 19, 1999.

          (10)(j)             First Amendment to Loan Agreement, dated as of
                              August 12, 1999.

          (10)(k)             Agreement, dated as of July 31, 1999.



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